UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 20, 2016

Date of Report

(Date of earliest event reported)

Bear State Financial, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

900 South Shackleford Rd., Suite 401 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

(501) 320-4904

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2016, Sherri R. Billings, who previously served as Executive Vice President and Chief Accounting Officer of Bear State Financial, Inc. (the “Company”) and Bear State Bank., a wholly-owned subsidiary of the Company (the “Bank”), was promoted to Senior Executive Vice President, Chief Financial Officer and Chief Accounting Officer of the Company and the Bank effective May 1, 2016. In this role, Mrs. Billings will serve as the Company’s principal financial officer and will continue to serve as the Company’s principal accounting officer. In addition, on that date, James M. (Matt) Machen, who previously served as Senior Executive Vice President and Chief Financial Officer of the Company and the Bank, was promoted to President of the Bank effective May 1, 2016.

Mrs. Billings, age 59, has served as an Executive Vice President of the Company and the Bank since 2002 and became Chief Accounting Officer in 2014. She previously served as Chief Financial Officer of the Company and First Federal Bank from 2002 until 2014 and as Senior Vice President for First Federal Bank from 1993 to 2002, and as Treasurer for First Federal Bank from 1986 to 1993. Mrs. Billings initially was employed by the Bank in 1979. Mrs. Billings is a certified public accountant licensed to practice in the state of Arkansas, a member of the American Institute of Certified Public Accountants and the Arkansas Society of Certified Public Accountants, and has attained the designation Chartered Global Management Accountant.

In connection with her promotion, Mrs. Billings’ base salary was increased to $225,000 and she will be eligible to participate in the Company’s annual incentive plan, with a target award opportunity of 40% of her base salary, based upon achievement of specific target levels of financial metrics established by the Compensation Committee of the Company’s Board of Directors (the “Board”). Mrs. Billings will continue to be entitled to benefits offered generally to all employees of the Company as established by the Board from time to time.

The Company and the Bank also entered into a change in control severance agreement (the “Change in Control Agreement”) with Mrs. Billings, effective May 1, 2016. The Change in Control Agreement provides severance benefits in the event the Company terminates her employment within one year following a Change in Control (as defined in the Change in Control Agreement), for reasons other than Cause or Disability (each as defined in the Change in Control Agreement) or death or in the event Mrs. Billings terminates her employment for Good Reason (as defined in the Change in Control Agreement). The severance benefits would include, subject to the timely execution by Mrs. Billings of a release of claims: 1) payment, in cash, of an amount equal to two times Mrs. Billings’ then current annualized base salary; and 2) accelerated vesting of all unvested equity awards previously granted to Mrs. Billings.

Under the Change in Control Agreement, the amount of severance benefits are subject to reduction to the extent that the payments would be classified as “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended. Additionally, the Change in Control Agreement contains restrictions on Mrs. Billings’ ability to compete with the Company and the Bank, or solicit the Company’s or the Bank’s employees, for 12 months following her termination.

The foregoing summary description of the Change in Control Agreement is qualified in its entirety by the terms of such agreement, which is filed as Exhibit 10.1 herewith and incorporated herein by reference.

There is no family relationship between Mrs. Billings and any other director or executive officer of the Company or the Bank. No arrangement or understanding exists between Mrs. Billings and any other person pursuant to which Mrs. Billings was selected as an officer of the Company and the Bank. Since the beginning of the Company’s last fiscal year through the date hereof, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mrs. Billings had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Mr. Machen, age 35, joined First Federal Bank in 2011 as a Senior Vice President and prior to being named the Company's Chief Financial Officer, he served as a Regional President of First Federal Bank. Before joining the Company and the Bank he served as Vice President and Commercial Lender for First Security Bank from 2003 to 2011. Mr. Machen holds a Finance degree from the University of Arkansas and is a board member of the Dean's Alumni Advisory Council at the University of Arkansas's Walton College of Business. Mr. Machen’s compensation will not change as a result of his promotion.

There is no family relationship between Mr. Machen and any other director or executive officer of the Company or the Bank. No arrangement or understanding exists between Mr. Machen and any other person pursuant to which Mr. Machen was selected as an officer of the Company and the Bank. Since the beginning of the Company’s last fiscal year through the date hereof, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Machen had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

Extension of Share Repurchase Program

On April 20, 2016, the Board approved an extension of the Company’s share repurchase program, originally approved on March 13, 2015, and amended on June 19, 2015 (the “Repurchase Program”), until the earlier to occur of (i) the repurchase authority under the Repurchase Program (subject to subsequent increases by the Board) has been expended or (ii) the Board’s determination and action to terminate the Repurchase Program. Additionally, on April 20, 2016, the Board increased the repurchase authority under the Repurchase Program to $2 million. Prior to such approval, the Repurchase Program had remaining repurchase authority of approximately $1.7 million.

Cash Dividend

On April 22, 2016, the Company issued a press release announcing that the Board authorized a $0.025 cash dividend per share to shareholders of record at the close of business on May 2, 2016 and payable on May 16, 2016. A copy of the press release is attached as Exhibit 99.1 hereto, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are included with this Current Report:

Exhibit No.	Description

10.1	Change in Control Severance Agreement, effective May 1, 2016, by and among Bear State Financial, Inc., Bear State Bank and Sherri Billings

99.1	Press Release, dated April 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STATE FINANCIAL, INC.

Date: April 26, 2016	By:	/s/ Matt Machen
	Name:	Matt Machen
	Title:	Senior Executive Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Change in Control Severance Agreement, effective May 1, 2016, by and among Bear State Financial, Inc., Bear State Bank and Sherri Billings

99.1	Press Release, dated April 22, 2016